Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-11 expected to be filed pursuant to Rule 462(b) under the Securities Act of 1933 on January 12, 2011 of the reference of our firm under the captions “Experts” and our report dated March 31, 2010 with respect to the consolidated financial statements of ABW Lewers LLC at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, all included in the Registration Statement on Form S-11

(No. 333-169326) and related Prospectus of American Assets Trust, Inc., as amended.

/s/ Accuity LLP

Honolulu, Hawaii

January 12, 2011

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-11 expected to be filed pursuant to Rule 462(b) under the Securities Act of 1933 on January 12, 2011 of the reference of our firm under the captions “Experts” and to the use of our report dated April 21, 2010 (except as to Note 3 and Note 6 which are as of September 13, 2010) with respect to the combined financial statements of Waikiki Beach Walk – Hotel at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, all included in the Registration Statement on Form S-11 (No. 333-169326) and related Prospectus of American Assets Trust, Inc., as amended.

/s/ Accuity LLP

Honolulu, Hawaii

January 12, 2011